Emergent Capital, Inc. Announces Third Quarter 2020 Results
Company Reports Book Value of $0.37 per Share

Boca Raton, Fla., October 15, 2020 – Emergent Capital, Inc. (OTCQX: EMGC) ("Emergent" or the "Company"), today reported its financial results for the third fiscal quarter ended August 31, 2020.

Emergent indirectly owns a 27.5% equity investment, having an estimated fair value of approximately $152.5 million at August 31, 2020, in White Eagle Asset Portfolio, LP ("White Eagle"), which holds a portfolio of life settlements and was previously a wholly-owned subsidiary of the Company. The Company primarily earns income through change in fair value and distributions from its equity investment in White Eagle.
Third Quarter 2020 and Recent Highlights

•Total income from continuing operations was $4.3 million as compared to income of $86.9 million in the prior year quarter;

•Net loss from continuing operations was $1.0 million, or $0.01 loss per diluted share, as compared to a net income from continuing operations of $80.2 million, or $0.41 per diluted share in the prior year quarter;

•White Eagle had 13 policies maturity with a face value of approximately $43.2 million, gain on maturity of $30.0 million, and weighted average age at maturity of 88.9 years with an average remaining life expectancy of 54 months or 4.5 years;

White Eagle Portfolio Highlights

Three Months Ended August 31, 2020
(dollars in thousands)
Life insurance policies	500
Face value of life settlements	$2,367,540
Average age of insured (years)	85.9
Average life expectancy of insured (years)	6.6
Average death benefit per policy	$4,735
Average monthly premium per policy	$17.4

"White Eagle performed well in the third quarter with 13 policy maturities that yielded an aggregate benefit of $43.2 million," said Pat Curry, Emergent’s Chairman and Chief Executive Officer. "While COVID-19 has slowed the processing times to produce and confirm death certificates in certain states, which has impacted White Eagle collections, we believe this to be a temporary issue that will not have a lasting or material impact on distributions."

Three Months Ended August 31, 2020 Financial Results Summary
•Income from continuing operations was $4.3 million, a decrease of $82.6 million from the prior year quarter, primarily driven by:

◦$2.0 million distribution from the investment in the limited partnership;
◦$2.3 million change in the fair value of the investment in limited partnership excluding distribution; and
◦$90.7 million reduction in change in fair value gain for deconsolidated subsidiaries included in prior year quarter due to the re-consolidation of Lamington and related subsidiaries.

•Total expense from continuing operations was $5.3 million, a decrease of $1.4 million from the prior year quarter, primarily due to:

◦$1.3 million decrease in SG&A expenses attributable to a decrease in legal expense, a decrease in professional fees, a decrease in personnel costs.
•Net loss from continuing operations of $1.0 million, or $0.01 loss per diluted share, for the three months ended August 31, 2020, compared to a net income from continuing operations of $80.2 million, or $0.41 loss per diluted share for the three months ended August 31, 2019.

Nine Months Ended August 31, 2020 Financial Results Summary

•Total income from continuing operations was $32.2 million as compared to income of $34.2 million in the prior year;

•Net income from continuing operations was $16.1 million, or $0.09 per diluted share, as compared to a net income from continuing operations of $16.9 million, or $0.10 per diluted share in the prior year;

•White Eagle had 33 policies maturity with a face value of approximately $133.3 million, gain on maturity of $78.5 million, weighted average age at maturity of 88.6 years with an average remaining LE of 49 months or 4.1 years;

•Income from continuing operations was $32.2 million, a decrease of $2.0 million from the prior year, primarily driven by:
◦$11.4 million net proceeds from the Sun Life settlement;
◦$6.0 million distribution from the investment in the limited partnership;
◦$14.6 million change in the fair value of the investment limited partnership excluding distribution; and
◦$37.9 million reduction in change in fair value gain for deconsolidated subsidiaries included in prior year due to the re-consolidation of Lamington and related subsidiaries.

•Total expense from continuing operations was $13.7 million, an decrease of $476,000 from the prior year, primarily due to a combination of:

◦$2.8 million gain on extinguishment of the Convertible Notes; and
◦$3.1 million increase in SG&A expenses attributable in part to one time executive retention agreements and legal and professional fees.

Investment in Limited Partnership Quarterly Highlights:
•For the third quarter of fiscal 2020, Emergent’s 27.5% equity investment in White Eagle resulted in a fair value of approximately $152.5 million;

•The portfolio experienced 13 policies maturity with aggregate face value of approximately $43.2 million, gain on maturity of $30.0 million, weighted average age of 88.9 years and weighted average remaining life expectancy of 4.5 years. The ratio of realized gain to face value was approximately 69%;

•The premium/expense reserve account received approximately $34.2 million from the collection account coming from maturity proceeds collected;

•Approximately $30.3 million was distributed from the premium/expense reserve as follows:

◦ $26.6 million was utilized to pay premiums;
◦ $1.7 million was used to pay facility-related expenses; and
◦ $2.0 million was utilized for distribution to Emergent to satisfy the requirement of the Class B monthly distribution.

Investment in Limited Partnership Nine Months Ended August 31, 2020

•The portfolio experienced 33 policies maturity with aggregate face value of approximately $133.3 million, gain on maturity of $78.5 million, weighted average age of 88.6 years and weighted average remaining life expectancy of 4.1 years. The ratio of realized gain to face value was approximately 59%;

•Approximately $10.0 million in maturity proceeds was distributed to the Class A Partner to satisfy the Class A minimum return from the collection account;

•The premium/expense reserve account received approximately $107.2 million from the collection account coming from maturity proceeds collected;

•Approximately $85.2 million was distributed from the premium/expense reserve as follows:
◦ $74.0 million was utilized to pay premiums;
◦ $5.2 million was used to pay facility-related expenses; and
◦ $6.0 million was utilized for distribution to Emergent to satisfy the requirement of the Class B monthly distribution.

Subsequent Event

On October 15, 2020, Emergent and its wholly-owned subsidiary Red Reef Alternative Investment, LLC filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. More information was disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2020.

The Company had 158,655,140 shares of common stock outstanding, treasury shares of 608,000 and an undiluted book value of $0.37 per share at August 31, 2020.

About Emergent Capital, Inc.
Emergent (OTCQX: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

Investor Relations
Rob Fink
FNK IR
646.809.4048
IR@emergentcapital.com
www.emergentcapital.com

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended August 31,	Three Months Ended August 31,	Nine Months Ended August 31,	Nine Months Ended August 31,
	2020	2019	2020	2019
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	$—	$(42)	$—	$(37)
Change in fair value of investment in limited partnership, net of distributions	4,250	(5,821)	20,601	(5,821)
Change in fair value of investment in deconsolidated subsidiaries	—	90,710	—	37,941
Gain on life settlements, net	—	—	743	—
Other income	57	2,052	10,875	2,145
Total income (loss)	4,307	86,899	32,219	34,228
Expenses
Interest expense	2,743	2,832	7,610	8,370
Extinguishment of debt	—	—	(2,815)	—
Personnel costs	444	694	2,833	1,001
Legal fees	738	1,448	1,850	2,117
Professional fees	619	1,142	2,034	1,470
Insurance	519	270	1,360	666
Other selling, general and administrative expenses	272	317	792	516
Total expenses (income)	5,335	6,703	13,664	14,140
Income (loss) from continuing operations before income taxes	(1,028)	80,196	18,555	20,088
Provision (benefit) for income taxes	—	(5)	2,428	3,213
Net income (loss) from continuing operations	$(1,028)	$80,201	$16,127	$16,875
Discontinued Operations:
Income (loss) from discontinued operations, net of income taxes	—	70	(53)	36
Provision (benefit) for income taxes	—	—	—	—
Net income (loss)from discontinued operations	—	70	(53)	36
Net income (loss)	$(1,028)	$80,271	$16,074	$16,911
Income (loss) per share:
Basic income (loss) per share
Continuing operations	$(0.01)	$0.51	$0.10	$0.11
Discontinued operations	$—	$—	$—	$—
Net income (loss) - basic	$(0.01)	$0.51	$0.10	$0.11
Diluted (loss) income per share
Continuing operations	$(0.01)	$0.41	$0.09	$0.10
Discontinued operations	$—	$—	$—	$—
Net income (loss) - diluted	$(0.01)	$0.41	$0.09	$0.10
Weighted average shares outstanding:
Basic	157,655,140	156,968,470	157,624,241	156,949,425
Diluted	157,655,140	195,979,957	206,696,703	194,867,908

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	August 31, 2020	November 30, 2019*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$19,054	$24,283
Certificates of deposit	517	511
Prepaid expenses and other assets	1,152	377
Operating lease asset	22	—
Deposits - other	1,212	1,377
Life settlements, at estimated fair value	—	1,297
Fixed assets, net	—	18
Investment in limited partnership, at estimated fair value	152,450	137,849
Total assets	$174,407	$165,712
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$1,337	$1,651
Other liabilities	—	86
Operating lease liability	—	—
Interest payable - 5.0% Convertible Notes	159	1,116
5.0% Convertible Notes, net of discount and deferred debt costs	64,420	71,022
Interest payable - 8.5% Senior Secured Notes	1,118	854
8.5% Senior Secured Notes, net of deferred debt costs	46,491	45,675
Current tax liability	2,623	3,195
Total liabilities	116,148	123,599
Commitments and Contingencies
Stockholders’ Equity
Common stock (par value $0.01 per share, 415,000,000 authorized at August 31 ,2020 and November 30, 2019; 159,263,140 issued and 158,655,140 outstanding as of August 31, 2020; 158,365,275 issued and 157,757,275 outstanding as of November 30, 2019)	1,593	1,584
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of August 31, 2020 and November 30, 2019)	—	—
Treasury Stock, net of issuance cost 608,000 shares as of August 31, 2020 and November 30, 2019)	(2,534)	(2,534)
Additional paid-in-capital	334,641	334,576
Accumulated deficit	(275,441)	(291,513)
Total stockholders’ equity	58,259	42,113
Total liabilities and stockholders’ equity	$174,407	$165,712

 *    Derived from audited consolidated financial statements.